                                                                  Exhibit 99.4

________________________________________________________________________________





                       SECOND AMENDMENT TO THIRD AMENDED
                         AND RESTATED CREDIT AGREEMENT


                          dated as of October 23, 1995

                                     among

                               APACHE CORPORATION

                                      and

                    VARIOUS COMMERCIAL LENDING INSTITUTIONS,

                                      and

                      THE FIRST NATIONAL BANK OF CHICAGO,
                      as Administrative Agent and Arranger

                                      and

                                 CHEMICAL BANK,
                            as Co-Agent and Arranger





________________________________________________________________________________

                       SECOND AMENDMENT TO THIRD AMENDED
                         AND RESTATED CREDIT AGREEMENT


         THIS SECOND AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT, dated as of October 23, 1995, (the "Second Amendment"), is among APACHE CORPORATION, a Delaware corporation (the "Company"), the various commercial lending institutions as are or may become parties hereto (the "Lenders"), THE FIRST NATIONAL BANK OF CHICAGO, as Administrative Agent (in such capacity, the "Administrative Agent") and Arranger (in such capacity, an "Arranger") and CHEMICAL BANK, as Co-Agent (in such capacity, the "Co-Agent") and Arranger (in such capacity, an "Arranger").

                              W I T N E S S E T H:

         1. The Company, the Lenders, the Arrangers, the Co-Agent and the Administrative Agent have heretofore entered into that certain Third Amended and Restated Credit Agreement, dated as of March 1, 1995, as previously amended (the "Credit Agreement").

         2. The Company, the Lenders, the Arrangers, the Co-Agent and the Administrative Agent now intend to amend the Credit Agreement to permit the Company to enter into a "Remarketed Note Program" and to address various issues in connection therewith as follows:

         I.      Amendments to Third Amended and Restated Credit Agreement.

         A. Section 1.1 of the Credit Agreement is hereby amended by adding the following definition of "Remarketed Note Program" in the appropriate alphabetical order:

                 "Remarketed Note Program" means that certain facility under which the Company may issue and sell up to $250,000,000 in notes in the manner therein described created pursuant to that certain Trust Indenture, dated October ___, 1995, as may from time to time be amended, supplemented, restated, reaffirmed or otherwise modified.

         B. The definition of "Aggregate Available Commitment" appearing in Section 1.1 of the Credit Agreement is hereby amended in its entirety to the following:

                 "Aggregate Available Commitment" means, as of the time a determination thereof is to be made, the lesser of (x) the Aggregate Commitment, and (y) the sum of the Borrowing Base plus the then effective Non-conforming Borrowing Base, as such Aggregate Available Commitment shall be reduced from time to time pursuant to Section 2.3(a), (d), (e) or (f) or Section 4.2(d); provided, however, that, except to the extent provided for in the proviso to subsection 2.1(b) hereof, the Aggregate Available Commitment shall be deemed to be reduced by the aggregate principal amount of such remarketed notes outstanding from time to time under the Company's Remarketed Note Program.

         C. Subsection 2.1(b) of the Credit Agreement is hereby amended in its entirety to the following:

                 (a) Facility Amount. In no event may the aggregate principal amount of all outstanding Loans (including both the Revolving Loans and the Competitive Bid Loans) exceed the Aggregate Available Commitment and no Lender shall be obligated to make any Loan hereunder if, after giving effect to such Loan, the sum of the aggregate outstanding principal amount of all Loans would exceed the Aggregate Available Commitment (as then in effect after giving effect to any increase in the Aggregate Available Commitment resulting from the repayment of remarketed notes issued by the Company under the Remarketed Note Program as a result of the operation of the following proviso and after giving effect to any reductions thereof to be effectuated on such day); provided that if the Company shall have requested an Advance the proceeds of which will be used to repay outstanding remarketed notes under the Remarketed Note Program, which proceeds will be paid directly by the Administrative Agent to the Trustee under the Remarketed Note Program for application on such remarketed notes, so long as no Event of Default shall have occurred and be continuing, the Aggregate Available Commitment shall not be reduced pursuant to the proviso of the definition of Aggregate Available Commitment to the extent of the amount so requested as an Advance to repay principal amounts outstanding under such remarketed notes.

         D. Subsection 3.1(a) of the Credit Agreement is amended by deleting from the first line thereof the word "noon" and inserting the phrase "2:00 p.m. Chicago time" in lieu thereof.

         E. Section 3.3 of the Credit Agreement is amended by deleting from subsection (a) thereof the phrase "10:00 a.m. Chicago time" and inserting the phrase "noon Chicago time" in lieu thereof.

         F. Subsection 4.2(a) of the Credit Agreement is hereby amended in its entirety to the following:

                 (a) Mandatory Prepayment on Account of Excess of Outstandings Over Aggregate Available Commitment. In the event that after giving effect to all other payments or prepayments required to be made under this Section 4.2 on any Business Day the aggregate outstanding principal amount of the Loans shall at any time exceed the Aggregate Available Commitment, the Company shall within ninety (90) days make a mandatory prepayment on the Loans in an amount equal to such excess together with all interest accrued on the amount of such prepayment to the date thereof; provided, however, notwithstanding the foregoing, in the event that the Company shall issue remarketed notes under the Remarketed Note Program on any day which causes the aggregate outstanding principal amount of the Loans to exceed the Aggregate Available Commitment as adjusted for the issuance of such remarketed notes, the Company shall immediately, and in any event before 5:00 p.m., Chicago time, on such day, make a mandatory prepayment on the Loans in an amount equal to the lesser of (i) the amount by which the aggregate outstanding principal amount of the Loans exceeds the Aggregate Available Commitment as adjusted for the issuance of such remarketed notes or (y) the aggregate principal amount of such remarketed notes issued on such day. Notwithstanding that the Company shall have a 90-day period in which to make any mandatory prepayment specified in this Section 4.2(a), (i) the Company shall not be entitled to borrow Loans during such period without meeting the test under Section 2.1(b) and (ii) the Company shall make all other prepayments and payments required under or in connection with this Agreement as required; provided, that for purposes of the foregoing provisions of this sentence the conversion of an outstanding Eurodollar Loan into a Floating Rate Loan during such period shall not be deemed to be the borrowing of a Loan.

         G. Section 11.1 of the Credit Agreement is hereby amended (a) by deleting from subsection 11.1(h) the letter "(g)" from the second line thereof and by replacing it with the letter "(h)"; (b) by relettering subsection 11.1(h) as subsection 11.1(i); and (c) by inserting the following after subsection 11.1(g) thereof:

                 (h) Other Indebtedness of the Company relating to the Remarketed Note Program up to a maximum amount of $250,000,000; and

         H. Subsection 11.7(c) of the Credit Agreement is hereby amended in its entirety to the following:

                 (a) the Company will not and will not permit any of its Subsidiaries to make any optional payment or prepayment on, or redemption of, or redeem, purchase or defease prior to its stated maturity, any Indebtedness other than Indebtedness incurred under this Agreement, the other Loan Documents, or the repurchase of any remarketed notes under the Remarketed Note Program,

         Indebtedness of Offshore or Indebtedness evidenced by the DEKALB Notes; provided with respect to Indebtedness of Offshore, that the optional payment or prepayment be made with proceeds of the facility described in item A.1 of Schedule 11.1; provided with respect to Indebtedness of DEKALB evidenced by the DEKALB Notes, that the optional payment or prepayment be made with proceeds of the facility described in item B.1 or B.2 of Schedule 11.1, with cash on hand at DEKALB or with proceeds of Investments permitted pursuant to Section 11.12(i); and provided that DEKALB may borrow, repay and reborrow pursuant to the facilities described as item B.1, B.2 and B.3 of
         Schedule 11.1;

         I. Subsection 12.6(a) of the Credit Agreement is hereby amended in its entirety to the following:

                 (a) Failure of the Company or any Subsidiary to pay any Indebtedness (other than Limited Recourse Indebtedness of such Person) in excess of $25,000,000 in aggregate principal amount when due; or the default by the Company or any Subsidiary in the performance of any term, provision or condition contained in any agreement under which any such Indebtedness was created or is governed, the effect of which is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; or any such Indebtedness of the Company or any Subsidiary shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the stated maturity thereof, provided that for purposes hereof any purchase by the Company of remarketed notes under the Remarketed Note Program pursuant to a special mandatory purchase resulting from a failed remarketing of such remarketed notes shall not constitute a prepayment prior to the stated maturity thereof; or the Company or any Subsidiary shall not pay, or shall admit in writing its inability to pay, its debts generally as they become due.

         II. EFFECTIVENESS. This Second Amendment shall become effective as of the date hereof when the Administrative Agent shall have received counterparts hereof duly executed by the Company, the Lenders, the Administrative Agent and the Co-Agent (or, in the case of any party as to which an executed counterpart shall not have been received, telegraphic, telex, or other written confirmation from such party of execution of a counterpart hereof by such party).

         III. REAFFIRMATION OF REPRESENTATIONS AND WARRANTIES. To induce the Lenders, the Administrative Agent, the Co-Agent and the Arrangers to enter into this Second Amendment, the Company hereby reaffirms, as of the date hereof, its representations and warranties in their entirety contained in Article VIII of the Credit Agreement and in all other documents executed pursuant thereto (except to the extent such representations and warranties relate solely to an earlier date) and additionally represents and warrants as follows:

                 (i) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite authority, permits and approvals, and is in good standing to conduct its business in each jurisdiction in which its business is conducted.

                 (ii) The Company has the corporate power and authority and legal right to execute and deliver this Second Amendment and to perform its obligations hereunder. The execution and delivery by the Company of this Second Amendment and the performance of its obligations hereunder have been duly authorized by proper corporate proceedings, and this Second Amendment and the Credit Agreement, as amended hereby, constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

                 (iii) No Default or Unmatured Default has occurred and is continuing as of the date hereof.

                 (iv) There has been no material adverse change (a) in the businesses, assets, properties, operations, condition (financial or otherwise) or results of operations or prospects of the Company and its Subsidiaries from March 1, 1995, (b) affecting the rights and remedies of the Lenders under and in connection with this Second Amendment and the Credit Agreement, as amended by this Second Amendment, or (c) in the ability of the Company to perform its obligations under this Second Amendment or the Credit Agreement, as amended by this Second Amendment.

                 (v) There is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers threatened against or affecting the Company or its Subsidiaries which is or could have a Material Adverse Effect.

         IV. DEFINED TERMS. Except as amended hereby, terms used herein when defined in the Credit Agreement shall have the same meanings herein unless the context otherwise requires.

         V. REAFFIRMATION OF CREDIT AGREEMENT. This Second Amendment shall be deemed to be an amendment to the Credit Agreement, and the Credit Agreement, as amended hereby, is hereby ratified, approved and confirmed in each and every respect. All references to the Credit Agreement herein and in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Credit Agreement as amended hereby.

         VI. GOVERNING LAW. THIS SECOND AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS. All obligations of the Company and rights of the Lenders, the Administrative Agent, the Co-Agent and the Arrangers and any other holders of the Notes expressed herein shall be in addition to and not in limitation of those provided by applicable law.

         VII. SEVERABILITY OF PROVISIONS. Any provision in this Second Amendment that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Second Amendment are declared to be severable.

         VIII. COUNTERPARTS. This Second Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Second Amendment by signing any such counterpart.

         IX. HEADINGS. Article and section headings in this Second Amendment are for convenience of reference only, and shall not govern the interpretation of any of the provisions of this Second Amendment.

         X. SUCCESSORS AND ASSIGNS. This Second Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         XI. NOTICE. THIS WRITTEN SECOND AMENDMENT TOGETHER WITH THE THIRD AMENDED AND RESTATED CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

         THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.


                      [SIGNATURES BEGIN ON FOLLOWING PAGE]





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

         IN WITNESS WHEREOF, the Company, the Lenders, the Administrative Agent, the Co-Agent and the Arrangers have executed this Second Amendment as of the date first above written.

                               APACHE CORPORATION



                               By:  /s/         Clyde E. McKenzie
                                  --------------------------------------------
                               Name:            Clyde E. McKenzie
                               Title:           Vice President and Treasurer


                               THE FIRST NATIONAL BANK OF CHICAGO,
                               Individually, as Administrative Agent
                               and as Arranger



                               By:  /s/         Christine Frank
                                  --------------------------------------------
                               Name:            Christine Frank
                               Title:           Vice President


                               CHEMICAL BANK, Individually, as Co-Agent and as Arranger


                               By:  /s/         Edward L. Nelson
                                  --------------------------------------------
                               Name:            Edward L. Nelson
                               Title:           M.D.


                               BANK OF MONTREAL, Individually and as Lead
                               Manager



                               By:  /s/         Robert L. Roberts
                                  --------------------------------------------
                               Name:            Robert L. Roberts
                               Title:           Director, U.S. Corporate
                                                Banking

                               CIBC INC., Individually and as Lead Manager



                               By:  /s/         Gary C. Gaskill
                                  --------------------------------------------
                               Name:            Gary C. Gaskill
                               Title:           Vice President


                               NATIONSBANK, Individually and as Lead Manager



                               By:  /s/         Jo A. Tamalis
                                  --------------------------------------------
                               Name:            Jo A. Tamalis
                               Title:           Senior Vice President


                               BANK OF AMERICA NATIONAL TRUST & SAVINGS
                               ASSOCIATION



                               By:  /s/         Laura B. Shepard
                                  --------------------------------------------
                               Name:            Laura B. Shepard
                               Title:           Vice President


                               BANQUE PARIBAS



                               By:
                                  --------------------------------------------
                               Name:
                               Title:


                               By:
                                  --------------------------------------------
                               Name:
                               Title:


                               SOCIETE GENERALE, SOUTHWEST AGENCY



                               By:  /s/         Paul E. Cornell
                                  --------------------------------------------
                               Name:            Paul E. Cornell
                               Title:           First Vice President

                               MIDLAND BANK PLC, NEW YORK BRANCH



                               By:  /s/         John A. Cleveland
                                  --------------------------------------------
                               Name:            John A. Cleveland
                               Title:           Senior Vice President


                               MORGAN GUARANTY TRUST COMPANY OF
                                 NEW YORK



                               By:  /s/         Philip W. McNeal
                                  --------------------------------------------
                               Name:            Philip W. McNeal
                               Title:           Vice President


                               ABN-AMRO BANK N.V. - HOUSTON AGENCY



                               By:  /s/         Mike Oaks
                                  --------------------------------------------
                               Name:            Mike Oaks
                               Title:           VP


                               By:  /s/         Kenneth S. Womack
                                  --------------------------------------------
                               Name:            Kenneth S. Womack
                               Title:           AVP


                               THE FIRST NATIONAL BANK OF BOSTON



                               By:  /s/         Michael Kane
                                  --------------------------------------------
                               Name:            Michael Kane
                               Title:           Managing Director


                               THE BANK OF NOVA SCOTIA, SAN FRANCISCO AGENCY



                               By:
                                  --------------------------------------------
                               Name:
                               Title:

                               THE CHASE MANHATTAN BANK, N.A.



                               By:
                                  -------------------------------------------
                               Name:
                               Title:


                               CITIBANK, N.A.



                               By:  /s/         Arezoo Jafari
                                  -------------------------------------------
                               Name:            Arezoo Jafari
                               Title:           Assistant Vice President


                               THE FUJI BANK, LIMITED - HOUSTON AGENCY



                               By:
                                  -------------------------------------------
                               Name:
                               Title:


                               UNION BANK OF SWITZERLAND, HOUSTON AGENCY



                               By:  /s/         Evans Swann
                                  --------------------------------------------
                               Name:            Evans Swann
                               Title:           Managing Director


                               By:  /s/         Dan O. Boyle
                                  --------------------------------------------
                               Name:            Dan O. Boyle
                               Title:           Vice President

                               UNION BANK



                               By:  /s/         Richard P. Degrey
                                  --------------------------------------------
                               Name:            Richard P. Degrey
                               Title:           Vice President


                               By:  /s/         Brett A. Challenger
                                  --------------------------------------------
                               Name:            Brett A. Challenger
                               Title:           Assistant Vice President


                               CHRISTIANIA BANK OG KREDITKASSE



                               By:  /s/         Jahn O. Roising
                                  --------------------------------------------
                               Name:            Jahn O. Roising
                               Title:           First Vice President



                               By:  /s/         Peter M. Dodge
                                  --------------------------------------------
                               Name:            Peter M. Dodge
                               Title:           Vice President


                               COLORADO NATIONAL BANK



                               By:  /s/         Monte E. Deckerd
                                  --------------------------------------------
                               Name:            Monte E. Deckerd
                               Title:           Vice President


                               THE LONG-TERM CREDIT BANK OF JAPAN, LTD.



                               By:  /s/         Satoru Otsubo
                                  --------------------------------------------
                               Name:            Saturo Otsubo
                               Title:           Joint General Manager

                               NBD BANK



                               By:  /s/         George R. Schanz
                                  --------------------------------------------
                               Name:            George R. Schanz
                               Title:           Vice President


                               ROYAL BANK OF CANADA, GRAND CAYMAN
                                 (NORTH AMERICAN #1) BRANCH


                               By:  /s/         Linda M. Stephens
                                  --------------------------------------------
                               Name:            Linda M. Stephens
                               Title:           Manager





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